Exhibit 99.1

401 N Cattlemen Rd., Suite 200, Sarasota, FL

May 15, 2024

The Honorable Jim Jordan	The Honorable Patrick McHenry
Chairman	Chairman
Committee on the Judiciary	Committee on Financial Services
U.S. House of Representatives	U.S. House of Representatives
2138 Rayburn House Office Building	2129 Rayburn House Office Building
Washington, D.C. 20515	Washington, D.C. 20515

The Honorable Jason Smith	The Honorable James Comer
Chairman	Chairman
Committee on Ways and Means	Committee on Oversight and Reform
U.S. House of Representatives	U.S. House of Representatives
1139 Longworth House Office Building	2157 Rayburn House Office Building
Washington, D.C. 20515	Washington, D.C. 20515

Dear Chairmen Jordan, McHenry, Smith, and Comer:

I write to follow up my letters of April 23, 2024, and May 1, 2024, concerning the potential manipulation of the stock of Trump Media & Technology Group Corp. (“TMTG”), which trades on the Nasdaq Stock Exchange under the ticker “DJT.”

As you know, Securities and Exchange Commission (“SEC”) Regulation SHO (“Reg SHO”) guidance clearly states that the only way to establish “reasonable grounds” for short sales of threshold securities like DJT is if the broker-dealer pre-borrows the securities; moreover, “a broker-dealer may not re-apply a locate for intra-day buy to cover trades.”1  SEC guidance also provides that “bona-fide market-making does not include activity that is related to speculative selling strategies for investment purposes of the broker-dealer and is disproportionate to the usual market making patterns or practices of the broker-dealer in that security.”2  Despite this clear guidance, TMTG’s stock has appeared continuously since April 2, 2024, on the Nasdaq Reg SHO Threshold List, which results from persistent failures to deliver (“FTDs”) and can indicate the illegal “naked” short selling of a security.

The apparent anomalies surrounding the trading of DJT have become chronic and alarming to TMTG.  In the last 30 trading days, an extraordinary volume of DJT shares traded have been shorts, leading to an astonishing quantity of FTDs.  In fact, recently published SEC data indicate that FTDs exceeded 1 million DJT shares on eleven separate trading days between April 9, 2024, and April 30, 2024, with a peak of over 2.3 million FTDs on April 29, 2024, alone.3  Data made available to us suggest that serious anomalies may have occurred on that date, as well as on April 30 and May 1.

1https://www.sec.gov/divisions/marketreg/mrfaqregsho1204.htm (see Question 4.4)
2 https://www.sec.gov/investor/pubs/regsho.htm
3 https://www.sec.gov/data/foiadocsfailsdatahtm

I respectfully request that you encourage the Financial Industry Regulatory Authority (“FINRA”) to issue Electronic Blue Sheet (“EBS”) requests pertaining to April 29, April 30, and May 1 to firms that facilitate short sales, including but not limited to the following:

•	Citadel Securities
•	VIRTU Americas
•	G1 Execution Services
•	Jane Street Capital
•	Apex Clearing
•	Clear Street
•	Cobra Trading
•	Cowen and Company
•	Curvature Securities
•	StoneX Securities
•	TradePro
•	Velocity Clearing

In addition to obtaining relevant information from FINRA regarding these EBS requests, which could shed light on potential violations of Reg SHO, I again advise you to include in your investigation into this matter requests for the following records:

•	Consolidated Audit Trail (“CAT”) trading data including trading records, quotes, market maker records, and add/drop records, and CAT tables revealing masked fields such as broker aliases;
•	FINRA data including brokers’ short interest data and Trade Reporting Facility (“TRF”) data with brokers’ market participant identifiers (“MPIDs”);
•
Depository Trust and Clearing Corporation (“DTCC”) information including daily position reports, CNS accounting summaries, participant daily activity statements, universal trade capture data, consolidated trade summaries (M209 records), and correspondent clearing records;

•
Reports from DTCC member firms reflecting total shares short since February 14, 2024 (including trading under the ticker ‘DWAC’ prior to March 26, 2024), CAT data for loan/borrow reports, and daily locate and pre-borrow logs.

I remain convinced that a robust inquiry is needed to protect shareholders, including TMTG’s retail shareholders, and to ensure that Main Street investors retain their faith in the fairness of U.S. markets. To that end, I am ready and willing to assist your efforts in any way possible.

Sincerely,

Devin Nunes
CEO, Trump Media & Technology Group Corp.

Cc:	The Honorable Vern Buchanan
The Honorable Greg Steube